EXHIBIT 10.43
           CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS CONSENT AND SECOND AMENDMENT to Credit Agreement (the "Amendment") is made as of this 17th day of January, 1997, by and among Sportmart, Inc. ("Borrower"), BT Commercial Corporation, as agent (in its capacity as agent, "Agent") and BT Commercial Corporation (in its
capacity   as  lender,  "BTCC"),  Sanwa  Business  Credit  Corporation
( " S a n wa"), LaSalle National Bank ("LaSalle"), Fleet Capital Corporation ("Fleet"), Heller Financial, Inc. ("Heller"), National Bank of Canada ("NBC"), American National Bank and Trust Company of Chicago ("American National") and IBJ Schroder Bank and Trust Company ("IBJ"), as Lenders (BTCC, Sanwa, LaSalle, Fleet, Heller, NBC, American National and IBJ referred to collectively as "Lenders")

                         W I T N E S S E T H:

     WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of September 6, 1996 as amended by that certain Consent and First Amendment to Credit Agreement dated as of November 21, 1996 (as so amended, the "Credit Agreement"); and

     WHEREAS, Borrower has requested that Agent and Lenders provide for certain amendments to the Credit Agreement and consent to the transfer of certain assets and business of the Borrower in Canada all as more fully set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto hereby agree as follows:


SECTION  1.    DEFINITIONS.    Unless  otherwise  defined  herein, all
capitalized  terms  shall have the meaning given to them in the Credit
Agreement.

     SECTION 2. WAIVER AND CONSENT. Subject to the conditions herein stated, the Agent and Lenders hereby consent to Borrower's cessation of SportDepot's business operations in Canada and the liquidation of the assets thereof (the "Canadian Liquidation") as described in that certain proposal to close Canadian operations set forth in that certain letter delivered by Borrower to Agent on January 16, 1997 (the "Canadian Liquidation Proposal") and hereby waive any Default or Event of Default that would otherwise occur under the Credit Agreement upon the implementation of the Canadian Liquidation, including, without limitation, any breach under the terms of Section 6.13 of the Credit Agreement (with respect to SportDepot leases or contracts), Section
7.4  (with  respect  to the existence or non existence of SportDepot),
Section 8.5(c) (with respect to Borrower's guaranty of SportDepot's leases), Section 8.8 (with respect to the disposition of SportDepot's assets), 9.1(e) (with respect to the dissolution of SportDepot) and
Section 9.1(h) (with respect to cross defaults of agreements to which SportDepot is a party). This consent and waiver shall not be construed as a consent or waiver with respect to the breach of Sections 6.13, 7.4, 8.5(c), 8.8, 9.1(e) or 9.1(h) or any other provision of the Credit Agreement on any other occasion, event or occurrence other than those related to the Canadian Liquidation and is subject to the conditions that (i) the transactions effected pursuant to the Canadian Liquidation shall be on the terms and conditions as generally set forth in the Canadian Liquidation Proposal, (ii) after giving effect to all of the costs, fees and expenses associated with the Canadian Liquidation, the maximum pre-tax charge to Borrower's earnings as reflected in Borrower's audited financial statements shall not in the aggregate exceed $40,000,000, (iii) Borrower shall cause SportDepot to transfer the net proceeds of the Canadian Liquidation to Borrower for application to the Obligations pursuant to Section 8.8
(iv)(b)(II), (iv) Borrower shall assign any Letter of Credit received from any Hilco/Great American Group or from any other agent or broker assisting Borrower with the Canadian Liquidation as security for Borrower's Obligations hereunder and under the Credit Agreement and
(v) Borrower shall execute and deliver to Agent on behalf of Lenders any security agreements, assignments, financing statements and the like as Agent and its counsel shall reasonably request to effect such assignment.

     SECTION 3.  AMENDMENTS TO CREDIT AGREEMENT.

          3.1 Section 1.1 of the Credit Agreement is hereby amended by deleting clause (b) in the definition of "Borrowing Base" in its entirety and inserting the following in lieu thereof:

               " ( b) sixty-five percent (65%) of Eligible Inventory; provided, however, that so long as no Default or Event of Default has occurred and is continuing, during the period from the date hereof through and including May 5, 1997, and during the period from September 15 through and including December 15 for each year during the term hereof thereafter, the amount available for advance against Eligible Inventory shall be increased by the lesser of (i) an additional five percent (5%) of Eligible Inventory or (ii) $10,000,000, plus


                 (c) a $5,000,000 Special Advance during the period from the date hereof until the earlier of (i) May 31, 1997, or (ii) Borrower's receipt of a federal tax refund as a result of the Company filing of a Form 1139 (Corporation Application for Tentative Refund) for the fiscal years ending January 28, 1996, January 29, 1995 and January 30, 1994."

          3.2 The Section 1.1 of the Credit Agreement is hereby amended by inserting the following immediately preceding the definition "Capital Expenditures":


               "Canadian  Liquidation" means any sale or transfer
               to   effect  the  transactions  described  in  the
               Canadian Liquidation Proposal.

               "Canadian Liquidation Proposal" means that certain proposal described in that certain letter dated January 16, 1997 to Agent from Borrower."

          3.3 Section 1.1 is hereby further amended by inserting the following definition immediately before the definition of "Permitted Discretion":

               "Orland Park Property" means the real estate of Borrower located at 15700 South LaGrange Road,
               Orland Park, Illinois.

          3.4   Section 1.1 is hereby further amended by inserting the
     following    definition   immediately   before   the   definition
     "Subordinated Indebtedness":

               "Special  Advance"  means  that certain $5,000,000
               Special Advance described in clause (c) of the definition of "Borrowing Base."

        3.5 Section 8.1 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

               "8.1 Consolidated Book Net Worth" The Borrower shall from the date hereof until May 5, 1997 maintain a Consolidated Book Net Worth of not less than $70,000,000 and thereafter maintain at all times during the term hereof a Consolidated Book Net Worth of not less than $75,000,000.

          3.6 Section 1.1 of the Credit Agreement is hereby further amended by deleting the reference to clause "(j)" in the definition of Permitted Liens and inserting (k) in lieu thereof.

          3.7 Subsection 8.5 of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (g), deleting clause (h), and inserting the following clauses in lieu thereof:

          "(h) Indebtedness in an amount not to exceed $1,500,000 secured by the Orland Park Property and evidenced by documentation in form and substance satisfactory to Agent and Agent's counsel; and

          (i) Additional unsecured Indebtedness not otherwise set forth in subsections (a) through (h) above in an amount not to exceed $1,000,000 in the aggregate outstanding at any one time."

          3.8 Subsection 8.6 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (i), relettering clause (j) -- clause "(k)" and inserting the following new clause (j) immediately before such relettered clause (k):

          "(j) a mortgage Lien in form and substance acceptable to Agent and Agent's counsel on the Orland Park Property to secure the financing described in Subsection 8.5 (h) above; and"

          3.9 Section 9.1 is hereby amended by inserting the following at the end of such Section:

          "(j) Misuse of Special Advance. Any portion of the Special Advance shall be used for a purpose other than for expenditures and costs associated with effecting the Canadian Liquidation.

          (k) Costs in Excess of Canadian Liquidation Proposal. After giving effect to all of the costs, fees and expenses associated with the Canadian Liquidation, the maximum pre-tax charge to Borrower's earnings as reflected in Borrower's audited financial statements shall in the aggregate exceed $40,000,000."

        SECTION 4. CONDITIONS PRECEDENT. The waiver, consent and amendments herein shall be effective as of the date of this Agreement upon the satisfactions of the following conditions precedent:

          4.1 Borrower shall have paid Agent for the ratable benefit of the Lenders an amendment fee in the amount of $200,000.

          4.2 Agent shall have received copies of this Amendment duly executed by Borrower and each of the Lenders.

     SECTION  5.    REAFFIRMATION  BY  BORROWER.    Borrower  hereby
represents and warrants to Agent and Lender that (i) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent (a) that any such representations or warranties relate to a specific date, or (b) of changes thereto as a result of transactions for which Agent and Lenders have granted their consent; (ii) Borrower is on the date hereof in compliance with all of the terms and provisions set forth in the Credit Agreement as hereby amended; and
(iii) upon execution hereof no Default or Event of Default has occurred and is continuing or has not previously been waived.

     SECTION 6. FULL FORCE AND EFFECT. Except as herein amended, the Credit Agreement and all other Credit Documents shall remain in full force and effect.

     SECTION 7. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year specified above.

                                BORROWER:

                                SPORTMART, INC.

                                By: /S/ THOMAS HENDRICKSON
                                Name:  THOMAS HENDRICKSON
                                Title: EXECUTIVE VICE PRESIDENT -
                                       CHIEF FINANCIAL OFFICER

                                AGENT:

                                BT COMMERCIAL CORPORATION

                                By: /S/ WAYNE D. HILLOCK
                                Name:  WAYNE D. HILLOCK
                                Title: SENIOR VICE PRESIDENT

                                LENDERS:

                                BT COMMERCIAL CORPORATION

                                By: /S/ WAYNE D. HILLOCK
                                Name:  WAYNE D. HILLOCK
                                Title: SENIOR VICE PRESIDENT

                                SANWA   BUSINESS   CREDIT
                                CORPORATION

                                By: /S/ MICHAEL J. COX
                                Name:  MICHAEL J. COX
                                Title: VICE PRESIDENT

                                LASALLE NATIONAL BANK

                                By: /S/ SAMIR D. DESAI
                                Name:  SAMIR R. DESAI
                                Title: ASSISTANT VICE PRESIDENT

                                FLEET CAPITAL CORPORATION

                                By: /S/ ROBERT J. LUND
                                Name:  ROBERT J. LUND
                                Title: VICE PRESIDENT

                                HELLER FINANCIAL, INC.

                                By: /S/ LINDA A. GRANT
                                Name:  LINDA A. GRANT
                                Title: ACCOUNT EXECUTIVE

                                NATIONAL BANK OF CANADA

                                By: /S/ C.F. MARTIN, JR. - WILLIAM MUCKER
                                Name:  C.F. MARTIN, JR.  - WILLIAM MUCKER
                                Title: V.P. & MANAGER    - ASST. V.P.

                                AMERICAN   NATIONAL  BANK
                                AND  TRUST  COMPANY  OF
                                CHICAGO

                                By: /S/ PAUL C. CARLISLE
                                Name:  PAUL C. CARLISLE
                                Title: FIRST VICE PRESIDENT

                                IBJ   SCHRODER  BANK  AND
                                TRUST COMPANY

                                By: /S/ ROBERT R. WALLACE
                                Name:  ROBERT R. WALLACE
                                Title: VICE PRESIDENT